Exhibit 99.1

Power Integrations Reports Second-Quarter Financial Results

Quarterly revenues were $106.2 million; GAAP earnings were $0.09 per diluted share; non-GAAP earnings were $0.28 per diluted share

SAN JOSE, CALIF. – August 6, 2024 – Power Integrations (NASDAQ: POWI) today announced financial results for the quarter ended June 30, 2024. Net revenues for the second quarter were $106.2 million, up 16 percent from the prior quarter and down 14 percent from the second quarter of 2023. GAAP net income for the second quarter was $4.8 million or $0.09 per diluted share compared to $0.07 per diluted share in the prior quarter and $0.26 per diluted share in the second quarter of 2023. Cash flow from operations for the second quarter was $17.6 million.

In addition to its GAAP results, the company provided non-GAAP measures that exclude stock-based compensation, amortization of acquisition-related intangible assets and the related tax effects. Non-GAAP net income for the second quarter of 2024 was $15.9 million or $0.28 per diluted share compared to $0.18 per diluted share in the prior quarter and $0.36 per diluted share in the second quarter of 2023. A reconciliation of GAAP to non-GAAP financial results is included with the tables accompanying this press release.

Stated Balu Balakrishnan, chairman and CEO of Power Integrations: “Second-quarter revenues rebounded as expected, and while demand continues to be soft and visibility is limited, we expect another sequential increase in the third quarter driven by lower distributor inventories and new design wins. We also expect a further increase in our gross margin driven by the favorable dollar/yen exchange rate and higher manufacturing volumes.”

Additional Highlights

●	On July 1, 2024, Power Integrations completed its acquisition of the assets of Odyssey Semiconductor Technologies. The transaction is intended to augment the company’s development of high-power gallium-nitride (GaN) switching technology.
●	During the second quarter Power Integrations repurchased 164 thousand shares of its common stock for $11.3 million, completing its repurchase authorization.
●	Power Integrations paid a dividend of $0.20 per share on June 28, 2024; a dividend of $0.20 per share will be paid on September 30, 2024, to stockholders of record as of August 30, 2024.

Financial Outlook

The company issued the following forecast for the third quarter of 2024:

●	Revenues are expected to be $115 million plus or minus $5 million.
●	GAAP gross margin is expected to be between 53.5 percent and 54.0 percent; non-GAAP gross margin is expected to be between 54.5 percent and 55.0 percent. The difference between GAAP and non-GAAP gross margins is approximately equally attributable to stock-based compensation and amortization of acquisition-related intangible assets.
●	GAAP operating expenses are expected to be between $53.5 million and $54 million; non-GAAP operating expenses are expected to be between $44.5 million and $45 million. Non-GAAP operating expenses are expected to exclude approximately $9 million of stock-based compensation.

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. A live webcast of the call will be available on the investor section of the company's website, http://investors.power.com. Members of the investment community can access the telephonic conference call by going to: https://bit.ly/POWI-2024-Q2-Earnings-Call

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information, please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets and the tax effects of these items. The company uses these measures in its financial and operational decision-making and, with respect to one measure, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, and to facilitate comparability with the results of companies that provide similar measures. Non-GAAP measures have limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures. Reconciliations of non-GAAP measures to GAAP measures are attached to this press release.

Note Regarding Forward-Looking Statements

The above statements regarding the company’s forecast for its third-quarter financial performance are forward-looking statements reflecting management's current expectations and beliefs. These statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: the company’s ability to supply products and its ability to conduct other aspects of its business such as competing for new design wins; changes in global economic and geopolitical conditions, including such factors as inflation, armed conflicts and trade negotiations, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company’s revenues to decrease or cause the company to decrease its selling prices for its products; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2024. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether because of new information, future events or otherwise, except as otherwise required by law.

Power Integrations and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
NET REVENUES	$106,198	$91,688	$123,223	$197,886	$229,520

COST OF REVENUES	49,665	43,908	60,377	93,573	112,717

GROSS PROFIT	56,533	47,780	62,846	104,313	116,803

OPERATING EXPENSES:
Research and development	26,047	23,225	24,517	49,272	48,498
Sales and marketing	18,053	15,722	17,017	33,775	32,902
General and administrative	10,475	8,363	8,671	18,838	17,005
Total operating expenses	54,575	47,310	50,205	101,885	98,405

INCOME FROM OPERATIONS	1,958	470	12,641	2,428	18,398

OTHER INCOME	3,189	3,502	2,714	6,691	4,428

INCOME BEFORE INCOME TAXES	5,147	3,972	15,355	9,119	22,826

PROVISION FOR INCOME TAXES	298	18	562	316	1,158

NET INCOME	$4,849	$3,954	$14,793	$8,803	$21,668

EARNINGS PER SHARE:
Basic	$0.09	$0.07	$0.26	$0.15	$0.38
Diluted	$0.09	$0.07	$0.26	$0.15	$0.38

SHARES USED IN PER-SHARE CALCULATION:
Basic	56,780	56,833	57,355	56,807	57,231
Diluted	56,984	57,132	57,669	57,104	57,654

SUPPLEMENTAL INFORMATION:	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Stock-based compensation expenses included in:
Cost of revenues	$707	$346	$446	$1,053	$747
Research and development	3,885	2,425	2,429	6,310	5,097
Sales and marketing	2,510	1,604	1,621	4,114	3,274
General and administrative	3,933	2,039	2,256	5,972	5,002
Total stock-based compensation expense	$11,035	$6,414	$6,752	$17,449	$14,120

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$258	$482	$482	$740	$964

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
REVENUE MIX BY END MARKET
Communications	11%	11%	28%	11%	28%
Computer	14%	11%	14%	13%	14%
Consumer	42%	41%	29%	41%	27%
Industrial	33%	37%	29%	35%	31%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$56,533	$47,780	$62,846	104,313	$116,803
GAAP gross margin	53.2%	52.1%	51.0%	52.7%	50.9%

Stock-based compensation included in cost of revenues	707	346	446	1,053	747
Amortization of acquisition-related intangible assets	258	482	482	740	964

Non-GAAP gross profit	$57,498	$48,608	$63,774	106,106	$118,514
Non-GAAP gross margin	54.1%	53.0%	51.8%	53.6%	51.6%

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$54,575	$47,310	$50,205	$101,885	$98,405

Less: Stock-based compensation expense included in operating expenses
Research and development	3,885	2,425	2,429	6,310	5,097
Sales and marketing	2,510	1,604	1,621	4,114	3,274
General and administrative	3,933	2,039	2,256	5,972	5,002
Total	10,328	6,068	6,306	16,396	13,373

Non-GAAP operating expenses	$44,247	$41,242	$43,899	$85,489	$85,032

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$1,958	$470	$12,641	$2,428	$18,398
GAAP operating margin	1.8%	0.5%	10.3%	1.2%	8.0%

Add: Total stock-based compensation	11,035	6,414	6,752	17,449	14,120
Amortization of acquisition-related intangible assets	258	482	482	740	964

Non-GAAP income from operations	$13,251	$7,366	$19,875	$ $ 20,617	$33,482
Non-GAAP operating margin	12.5%	8.0%	16.1%	10.4%	14.6%

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision for income taxes	$298	$18	$562	$316	$1,158
GAAP effective tax rate	5.8%	0.5%	3.7%	3.5%	5.1%

Tax effect of adjustments to GAAP results	(269)	(358)	(1,016)	(627)	(1,517)

Non-GAAP provision for income taxes	$567	$376	$1,578	$943	$2,675
Non-GAAP effective tax rate	3.4%	3.5%	7.0%	3.5%	7.1%

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$4,849	$3,954	$14,793	$8,803	$21,668

Adjustments to GAAP net income
Stock-based compensation	11,035	6,414	6,752	17,449	14,120
Amortization of acquisition-related intangible assets	258	482	482	740	964
Tax effect of items excluded from non-GAAP results	(269)	(358)	(1,016)	(627)	(1,517)

Non-GAAP net income	$15,873	$10,492	$21,011	$26,365	$35,235

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	56,984	57,132	57,669	57,104	57,654

Non-GAAP net income per share (diluted)	$0.28	$0.18	$0.36	$0.46	$0.61

GAAP net income per share (diluted)	$0.09	$0.07	$0.26	$0.15	$0.38

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,493	$56,443	$63,929
Short-term marketable securities	239,985	243,163	247,640
Accounts receivable, net	16,372	12,279	14,674
Inventories	169,884	167,865	163,164
Prepaid expenses and other current assets	23,102	22,714	22,193
Total current assets	499,836	502,464	511,600

PROPERTY AND EQUIPMENT, net	153,785	159,945	164,213
INTANGIBLE ASSETS, net	3,561	3,881	4,424
GOODWILL	91,849	91,849	91,849
DEFERRED TAX ASSETS	31,640	29,654	28,325
OTHER ASSETS	24,089	17,983	19,457
Total assets	$804,760	$805,776	$819,868

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,831	$27,361	$26,390
Accrued payroll and related expenses	13,596	11,822	13,551
Taxes payable	827	878	1,016
Other accrued liabilities	10,970	9,474	7,910
Total current liabilities	50,224	49,535	48,867

LONG-TERM LIABILITIES:
Income taxes payable	6,237	6,193	6,244
Other liabilities	17,557	11,870	12,516
Total liabilities	74,018	67,598	67,627

STOCKHOLDERS' EQUITY:
Common stock	22	22	23
Additional paid-in capital	—	—	—
Accumulated other comprehensive loss	(3,189)	(2,559)	(1,462)
Retained earnings	733,909	740,715	753,680
Total stockholders' equity	730,742	738,178	752,241
Total liabilities and stockholders' equity	$804,760	$805,776	$819,868

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,849	$3,954	$14,793	$8,803	$21,668
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	8,391	8,715	8,692	17,106	17,653
Amortization of intangible assets	320	543	543	863	1,086
Loss on disposal of property and equipment	—	8	15	8	22
Stock-based compensation expense	11,035	6,414	6,752	17,449	14,120
Amortization of premium (accretion of discount) on marketable securities	(413)	(496)	15	(909)	419
Deferred income taxes	(2,152)	(1,330)	(2,044)	(3,482)	(2,782)
Increase (decrease) in accounts receivable allowance for credit losses	163	163	—	326	(454)
Change in operating assets and liabilities:
Accounts receivable	(4,256)	2,232	(11,492)	(2,024)	(10,787)
Inventories	(2,019)	(4,701)	(7,297)	(6,720)	(14,321)
Prepaid expenses and other assets	1,226	846	(4,939)	2,072	(7,241)
Accounts payable	(1,411)	1,294	5,887	(117)	8,813
Taxes payable and other accrued liabilities	1,898	(1,737)	(4,744)	161	(5,430)
Net cash provided by operating activities	17,631	15,905	6,181	33,536	22,766

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,167)	(4,343)	(3,129)	(8,510)	(7,211)
Purchases of marketable securities	(27,918)	(49,912)	(73,888)	(77,830)	(110,810)
Proceeds from sales and maturities of marketable securities	31,194	54,198	75,948	85,392	98,641
Net cash used in investing activities	(891)	(57)	(1,069)	(948)	(19,380)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	—	2,691	—	2,691	3,098
Repurchase of common stock	(11,338)	(14,641)	(4,312)	(25,979)	(5,999)
Payments of dividends to stockholders	(11,352)	(11,384)	(10,893)	(22,736)	(21,761)
Net cash used in financing activities	(22,690)	(23,334)	(15,205)	(46,024)	(24,662)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,950)	(7,486)	(10,093)	(13,436)	(21,276)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	56,443	63,929	94,189	63,929	105,372

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$50,493	$56,443	$84,096	$50,493	$84,096

Contacts

Joe Shiffler
Power Integrations, Inc.
(408) 414-8528
joe@power.com